EXHIBIT 6.7
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                               SECURITY AGREEMENT


THIS AGREEMENT IS ENTERED INTO ON THE 21ST OF MAY 1999 BY AND BETWEEN GAIL E. BOSTWICK, (the "LENDER"), AND, THE MAJESTIC COMPANIES, LTD., (the "BORROWER").


WHEREAS, the LENDER has notified the BORROWER that she has assumed a promissory note in the aggregate amount of $260,000, as the LENDER between Mei-Wah, Inc., and, Skytex International, Inc., dated, October 1, 1998.

WHEREAS, Skytex International, Inc., has since acquired, The Majestic Companies, Ltd., and is acknowledged to be the one in the same. .

NOW, THEREFORE, in consideration of the original terms and conditions of the note between Mei-Wah, Inc., and, Skytex International, Inc., the LENDER and the BORROWER mutually agree to the following:

A    The LENDER releases the BORROWER of any and all original security agreement requirements pertaining to the promissory note dated October 1, 1998, between Mei-Wah, Inc., and, Skytex International, Inc..

B    The BORROWER agrees to provide the LENDER, and the LENDER accepts, with a
UCC-1 filing in order to replace the original security agreement provided for in the promissory note between, Mei-Wah, Inc., and, Skytex International, Inc., dated, October 1, 1998.

This AGREEMENT shall be construed under the laws of the State of California, and if any provisions hereof, or the application of any provision to any person or circumstance, is held invalid or unenforceable, the remainder of this AGREEMENT shall be valid and binding between the parties hereto.

ARBITRATION, any controversy or claim arising out of or relating to this AGREEMENT , or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its applicable rules, and judgement on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

 Signed and agreed to by both parties this 21st day of May 1999 in the City of San Diego, California:


/s/ Connie White                       /s/ Gail E. Bostwick
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Witness                                Gail E. Bostwick-Lender


 /s/ Alex Tovar                        /s/ Francis A. Zubrowski
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Witness                                Francis A. Zubrowski
                                       Chairman/CEO-The Majestic Companies, Ltd.